EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Immunome, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: February 4, 2025

Immunome Aggregator, LP

By:

Enavate Sciences GP, LLC

its

General Partner

By:

/s/ James P. Boylan

Name: James P. Boylan

Title: Manager

Enavate Sciences GP, LLC

By:

/s/ James P. Boylan

Name: James P. Boylan

Title: Manager